Exhibit 4.4
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 29, 2004, among AutoNation, Inc., a Delaware corporation (the “Company”), AutoNation North Florida Management, LLC; AutoNation Denver Management, LLC; AutoNation Southeast Management, LLC; AutoNation Midwest Management, LLC; AutoNation Southwest Management, LLC; AutoNation North Texas Management, LP; AutoNation North Texas Management GP, LLC; AutoNation South Texas Management, LP; AutoNation South Texas Management GP, LLC; Texas Management Companies LP, LLC f/k/a White Bear Auto Center, LLC; AutoNation Northwest Management, LLC; AutoNation Southern California Management, LLC; AN Corpus Christi Imports GP, LLC; AN Corpus Christi Imports II GP, LLC; AN Corpus Christi T. Imports GP, LLC; AN Corpus Christi Imports Adv., LP; AN Corpus Christi Imports Adv. GP, LLC; Bankston CJ GP, LLC; AutoNation Imports of Katy GP, LLC; Houston Imports Greenway GP, LLC; Houston Imports North GP, LLC; AN Pontiac GMC Houston North, LP f/k/a AN Chrysler Jeep Houston North, LP; AN Pontiac GMC Houston North GP, LLC; AN County Line Ford, Inc. f/k/a Southtown Ford, Inc.; Charlie Thomas Chevrolet, Ltd. f/k/a Charlie Thomas Chevrolet, Inc.; Charlie Thomas Chevrolet GP, LLC; Charlie Thomas Ford, Ltd. f/k/a Charlie Thomas Ford, Inc.; Charlie Thomas F. GP, LLC; Charlie Thomas’ Courtesy Ford, Ltd. f/k/a Charlie Thomas’ Courtesy Ford, Inc.; Charlie Thomas’ Courtesy GP, LLC; CT Intercontinental, Ltd. f/k/a CT Intercontinental, Inc.; CT Intercontinental GP, LLC; Houston Auto M. Imports Greenway, Ltd.; Houston Auto M. Imports North, Ltd.; Financial Services, Ltd. f/k/a Financial Services, Inc.; Financial Services GP, LLC; Lewisville Imports GP, LLC; Nichols Ford, Ltd. f/k/a Nichols Ford, Inc.; Nichols GP, LLC; RI/RMC Acquisition, Ltd. f/k/a RI/RMC Acquisition Corp.; RI/RMC Acquisition GP, LLC; RI/RMT Acquisition, Ltd. f/k/a RI/RMT Acquisition Corp.; RI/RMT Acquisition GP, LLC; Steakley Chevrolet, Ltd. f/k/a Steakley Chevrolet, Inc.; Steakley Chevrolet GP, LLC; Texan Ford Sales, Ltd. f/k/a Texan Ford Sales, Inc.; Texan Sales GP, LLC; Bankston Nissan Lewisville, Ltd. f/k/a Bankston Nissan Lewisville, Inc.; Bankston Nissan Lewisville GP, LLC; Plains Chevrolet, Ltd. f/k/a Plains Chevrolet, Inc.; Plains Chevrolet GP, LLC; Quality Nissan, Ltd. f/k/a Quality Nissan, Inc.; Quality Nissan GP, LLC; Westgate Chevrolet, Ltd. f/k/a Westgate Chevrolet, Inc.; Westgate Chevrolet GP, LLC; Bill Ayares Chevrolet, LLC f/k/a Bill Ayares Chevrolet, Inc.; Fox Buick Isuzu, LLC f/k/a Fox Buick Isuzu, Inc.; Fox Imports, LLC f/k/a Fox, Inc.; Fox Chevrolet, LLC f/k/a Fox Chevrolet, Inc.; Valley Chevrolet, LLC f/k/a Valley Chevrolet, Inc.; Ed Mullinax Ford, LLC f/k/a Ed Mullinax Ford, Inc.; Mullinax East, LLC f/k/a Mullinax East, Inc.; Mullinax of Mayfield, LLC f/k/a Mullinax of Mayfield, Inc.; Chuck Clancy Ford of Marietta, LLC f/k/a Chuck Clancy Ford of Marietta, Inc.; George Sutherlin Nissan, LLC f/k/a George Sutherlin Nissan, Inc.; Hub Motor Company, LLC f/k/a Hub Motor Co.; Northpoint Chevrolet, LLC f/k/a Northpoint Chevrolet, Inc.; Sutherlin H. Imports, LLC f/k/a Sutherlin Imports, Inc.; AN Dealership Holding Corp. f/k/a AutoNation USA Corporation; Valencia H. Imports, Inc.; Valencia B. Imports, Inc.; Leesburg Motors, LLC; Leesburg Imports, LLC; AN Luxury Imports, Ltd.; AN Luxury Imports GP, LLC; AN Luxury Imports of Sarasota, Inc.; Lot 4 Real Estate Holding, LLC (each a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each of which is a direct or indirect subsidiary of the Company (or its permitted successor), and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture (as amended, the “Indenture”), dated as of August 10, 2001 (and supplemented as of April 30, 2002 and November 7, 2002), providing for the issuance of 9% Senior Notes due 2008 (the “Notes”);
     WHEREAS, the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:
(a)	To jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(i)	the principal of and interest on the Notes will be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and
(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for three days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)	The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)	The following is hereby waived: diligence, presentment, demand of payment (except as specifically provided in (a) above), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in (a) above) whatsoever.

(d)	This Guarantee shall not be discharged except (i) by complete performance of the obligations contained in the Notes and the Indenture or (ii) as provided in Section 5 hereof.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for three days after demand therefor is made to the Company.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
     3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
     4. Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms. Each Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except to the extent limited by the provisions set forth in the Indenture, including, without limitation, Section 5.1 of the Indenture.
     5. Releases. The Guarantee of each Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 10.4 of the Indenture. The Trustee will provide any written confirmation or evidence of the termination of such Guarantee as reasonably required by the Company. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.
     6. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
     7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AUTONATION, INC.
By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Vice President –Corporate Law Associate General Counsel

AUTONATION NORTH FLORIDA MANAGEMENT, LLC
AUTONATION NORTH TEXAS MANAGEMENT GP, LLC
AUTONATION SOUTH TEXAS MANAGEMENT GP, LLC
TEXAS MANAGEMENT COMPANIES LP, LLC F/K/A
     WHITE BEAR AUTO CENTER, LLC
AUTONATION NORTHWEST MANAGEMENT, LLC
AUTONATION SOUTHERN CALIFORNIA MANAGEMENT, LLC
AUTONATION MIDWEST MANAGEMENT, LLC
AUTONATION SOUTHEAST MANAGEMENT, LLC
AUTONATION DENVER MANAGEMENT, LLC

AUTONATION SOUTHWEST MANAGEMENT, LLC
AN CORPUS CHRISTI IMPORTS GP, LLC
AN CORPUS CHRISTI IMPORTS II GP, LLC
AN CORPUS CHRISTI T. IMPORTS GP, LLC
AN CORPUS CHRISTI IMPORTS ADV. GP, LLC
BANKSTON CJ GP, LLC
AUTONATION IMPORTS OF KATY GP, LLC
HOUSTON IMPORTS GREENWAY GP, LLC
HOUSTON IMPORTS NORTH GP, LLC
AN PONTIAC GMC HOUSTON NORTH GP, LLC
AN COUNTY LINE FORD, INC. F/K/A SOUTHTOWN
     FORD, INC.
CHARLIE THOMAS CHEVROLET GP, LLC
CHARLIE THOMAS F. GP, LLC
CHARLIE THOMAS’ COURTESY GP, LLC
CT INTERCONTINENTAL GP, LLC
FINANCIAL SERVICES GP, LLC
LEWISVILLE IMPORTS GP, LLC
NICHOLS GP, LLC
RI/RMC ACQUISITION GP, LLC
RI/RMT ACQUISITION GP, LLC
STEAKLEY CHEVROLET GP, LLC
TEXAN SALES GP, LLC
BANKSTON NISSAN LEWISVILLE GP, LLC
PLAINS CHEVROLET GP, LLC
QUALITY NISSAN GP, LLC
WESTGATE CHEVROLET GP, LLC
BILL AYARES CHEVROLET, LLC F/K/A BILL AYARES
     CHEVROLET, INC.
FOX BUICK ISUZU, LLC F/K/A FOX BUICK ISUZU, INC.
FOX IMPORTS, LLC F/K/A FOX, INC.
FOX CHEVROLET, LLC F/K/A FOX CHEVROLET, INC.
VALLEY CHEVROLET, LLC F/K/A VALLEY
     CHEVROLET, INC.
ED MULLINAX FORD, LLC F/K/A ED MULLINAX
     FORD, INC.
MULLINAX EAST, LLC F/K/A MULLINAX EAST, INC.
MULLINAX OF MAYFIELD, LLC F/K/A MULLINAX
     OF MAYFIELD, INC.
CHUCK CLANCY FORD OF MARIETTA, LLC F/K/A
     CHUCK CLANCY FORD OF MARIETTA, INC.
GEORGE SUTHERLIN NISSAN, LLC F/K/A GEORGE
     SUTHERLIN NISSAN, INC.
HUB MOTOR COMPANY, LLC F/K/A HUB MOTOR CO.
NORTHPOINT CHEVROLET, LLC F/K/A NORTHPOINT
     CHEVROLET, INC.
SUTHERLIN H. IMPORTS, LLC F/K/A SUTHERLIN
     IMPORTS, INC.;
AN DEALERSHIP HOLDING CORP. F/K/A AUTONATION
     USA CORPORATION
VALENCIA H. IMPORTS, INC.
VALENCIA B. IMPORTS, INC.
LEESBURG MOTORS, LLC
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LEESBURG IMPORTS, LLC AN LUXURY IMPORTS, GP, LLC AN LUXURY IMPORTS OF SARASOTA, INC. LOT 4 REAL ESTATE HOLDING, LLC
By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

AUTONATION NORTH TEXAS MANAGEMENT, LP
By:	AutoNation North Texas Management GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

AUTONATION SOUTH TEXAS MANAGEMENT, LP
By:	AutoNation South Texas Management GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

AN CORPUS CHRISTI IMPORTS ADV., LP
By:	AN Corpus Christi Imports Adv. GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

AN PONTIAC GMC HOUSTON NORTH, LP F/K/A AN CHRYSLER JEEP HOUSTON NORTH, LP
By:	AN Pontiac GMC Houston North GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

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CHARLIE THOMAS CHEVROLET, LTD. F/K/A CHARLIE THOMAS CHEVROLET, INC.
By:	Charlie Thomas Chevrolet GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

CHARLIE THOMAS FORD, LTD. F/K/A CHARLIE THOMAS FORD, INC.
By:	Charlie Thomas F. GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

CHARLIE THOMAS’ COURTESY FORD, LTD. F/K/A CHARLIE THOMAS’ COURTESY FORD, INC.
By:	Charlie Thomas' Courtesy GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

CT INTERCONTINENTAL, LTD. F/K/A CT INTERCONTINENTAL, INC.
By:	CT Intercontinental GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

FINANCIAL SERVICES, LTD. F/K/A FINANCIAL SERVICES, INC.
By:	Financial Services GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

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HOUSTON AUTO M. IMPORTS GREENWAY, LTD.
By:	Houston Imports Greenway GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

HOUSTON AUTO M. IMPORTS NORTH, LTD.
By:	Houston Imports North GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

NICHOLS FORD, LTD. F/K/A NICHOLS FORD, INC.
By:	Nichols GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

RI/RMC ACQUISITION, LTD. F/K/A RI/RMC ACQUISITION CORP.
By:	RI/RMC Acquisition GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

RI/RMT ACQUISITION, LTD. F/K/A RI/RMT ACQUISITION CORP.
By:	RI/RMT Acquisition GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

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STEAKLEY CHEVROLET, LTD. F/K/A STEAKLEY CHEVROLET, INC.
By:	Steakley Chevrolet GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

TEXAN FORD SALES, LTD. F/K/A TEXAN FORD SALES, INC.
By:	Texan Sales GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

BANKSTON NISSAN LEWISVILLE, LTD. F/K/A BANKSTON NISSAN LEWISVILLE, INC.
By:	Bankston Nissan Lewisville GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

PLAINS CHEVROLET, LTD. F/K/A PLAINS CHEVROLET, INC.
By:	Plains Chevrolet GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

QUALITY NISSAN, LTD. F/K/A QUALITY NISSAN, INC.
By:	Quality Nissan GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

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WESTGATE CHEVROLET, LTD. F/K/A WESTGATE CHEVROLET, INC.
By:	Westgate Chevrolet GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

AN LUXURY IMPORTS, LTD.
By:	AN LUXURY IMPORTS GP, LLC
Its:	General Partner

By:	/s/ Gordon E. Devens
	Name:	Gordon E. Devens
	Title:	Authorized Signatory

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WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE
By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Assistant Vice President